Exhibit 99.1

Workstream Inc. Announces Second Quarter Fiscal 2010 Results

Maitland, Fla., January 14, 2010 – Workstream Inc. (OTCBB: WSTM.OB), a leading provider of on-demand compensation, performance and talent management software that helps companies manage the entire employee lifecycle, today announced financial results for the second quarter ended November 30, 2009.

Highlights of the Second Quarter Include:

•	Increase of $818,000, or 19%, in revenues to $5,030,000 during the second quarter of fiscal 2010 in comparison to $4,212,000 during the first quarter of fiscal 2010;
•	Operating income of $139,000 for the three months ended November 30, 2009;
•	Second consecutive quarter of positive EBITDA, as adjusted, of $475,000 during the second quarter of fiscal 2010 compared to $50,000 for the first quarter of fiscal 2010;
•
Reduction in net loss to ($341,000) from ($1,350,000) and to ($701,000) from ($3,401,000) as well as a reduction in net loss per share (basic and diluted) to ($0.01) from ($0.02) and to ($0.01) from ($0.06) for the three and six months ended November 30, 2009, respectively, in comparison to the same periods of prior year;

•	Subsequent to quarter end, closing of note exchange and restructuring of senior secured notes; and,
•	Changes in Workstream’s executive management team, as follows:

o	Executive Chairman Mr. Michael Mullarkey assuming the duties of President and Chief Executive Officer;

o	Mr. Andrew Hinchliff joining as Senior Vice President of North American Sales; and,

o	Mr. Jerome P. Kelliher joining as Chief Financial Officer.

“The second quarter results and overall operational improvements reflect Workstream’s determined march towards stability and profitability,” said President and Chief Executive Officer, Michael Mullarkey.  “With the restructuring of the notes and new members of management in place, the Company can implement a new, more targeted approach during the second half of fiscal 2010 to grow revenues organically and better align our financial position with our operational requirements.”

Workstream delivered the following results for the three and six months ended November 30, 2009:

Total revenues were $5,030,000 and $9,242,000 for the three and six months ended November 30, 2009, respectively, compared to $5,144,000 and $10,697,000 for the three and six months ended November 30, 2008, respectively.

Total operating expenses decrease to $3,160,000 and $6,349,000 for the three and six months ended November 30, 2009, respectively, from $4,612,000 and $10,623,000 for the three and six months ended November 30, 2008, respectively.

Operating income / (loss) were $139,000 and ($129,000) for the three and six months ended November 30, 2009, respectively, compared to ($967,000) and ($3,028,000) for the three and six months ended November 30, 2008, respectively.

Net loss was ($341,000) and ($701,000) for the three and six months ended November 30, 2009, respectively, compared to ($1,350,000) and ($3,401,000) for the three and six months ended November 30, 2008, respectively.

Net loss per share (basic and diluted) were ($0.01) and ($0.01) for the three and six months ended November 30, 2009, respectively, compared to ($0.02) and ($0.06) for the three and six months ended November 30, 2008, respectively.

EBITDA, as adjusted, was $475,000 and $524,000 for the three and six months ended November 30, 2009, respectively, compared to ($482,000) and ($1,968,000) for the three and six months ended November 30, 2008, respectively.

Total assets increased to $23,305,000 at November 30, 2009 from $23,076,000 at May 31, 2009.

Working capital, which represents current assets less current liabilities, was ($3.5) million at November 30, 2009 compared to ($24.2) million at May 31, 2009.

Cash flows used in operating activities decreased to ($26,000) for the six months ended November 30, 2009 compared to ($2,396,000) for the six months ended November 30, 2008.  Further, the overall net decrease in cash and cash equivalents was reduced to ($450,000) for the six months ended November 30, 2009 compared to ($2,552,000) for the six months ended November 30, 2008.

Conference Call

Management will host a conference call at 9:00 a.m. EST on Friday, January 15, 2010 to discuss Workstream’s second quarter fiscal 2010 operating results.   Interested participants may listen to the call by dialing toll free 877-627-6582 (or 719-325-4834 for international callers) and referencing code 5408129.  For those unable to participate in the live call, a replay will be available after 12 noon EST on the same day, until midnight EST January 29, 2010, by calling 888-203-1112 utilizing access code 5408129.

About Workstream Inc.

Workstream provides enterprise workforce management solutions and services that help companies manage the entire employee lifecycle -- from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Benefits, Performance, Compensation, Rewards, Development and Transition. Access to TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. Workstream services customers with offices across North America. Workstream services such customers as Kaiser, Marshfield Clinic, Chevron, The Gap, and Nordstrom and several government agencies. For more information visit www.workstreaminc.com or call toll free 866-953-8800.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure to negotiate the final terms of definitive agreements giving effect to the proposed note restructuring; in the event a restructuring of our indebtedness is not consummated, if an event of default should occur and be continuing with respect to such indebtedness; inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

Contact:

Workstream Inc. Investor Relations:

Jerome P. Kelliher
Chief Financial Officer
866-953-8800 ext.712
jerome.kelliher@workstreaminc.com

WORKSTREAM INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of November 30, 2009 and May 31, 2009
(Unaudited)

	November 30, 2009	May 31, 2009
ASSETS:	(Unaudited)
Current assets:
Cash and cash equivalents	$1,193,634	$1,643,768
Accounts receivable, net of allowances of $1,133,553 and $928,430 at
November 30, 2009 and May 31, 2009, respectively	3,581,908	2,746,360
Prepaid expenses and other assets	139,632	146,609
Total current assets	4,915,174	4,536,737

Equipment, net	493,365	757,050
Other assets	166,778	30,990
Acquired intangible assets, net	-	21,500
Goodwill	17,729,448	17,729,448

TOTAL ASSETS	$23,304,765	$23,075,725

LIABILITIES AND SHAREHOLDERS’ DEFICIT:
Current liabilities:
Accounts payable	$1,129,681	$1,856,892
Accrued liabilities	3,580,850	2,924,145
Accrued compensation	675,954	526,935
Current portion of senior secured notes payable and accrued interest	276,250	20,158,044
Embedded put derivative	-	493,693
Current portion of long-term obligations	220,813	199,516
Deferred revenue	2,519,216	2,591,328
Total current liabilities	8,402,764	28,750,553

Senior secured notes payable and accrued interest, less current portion	21,274,823	-
Long-term obligations, less current portion	220,716	124,594
Deferred revenue – long term	146,156	-
Common stock warrant liability	582,400	-
Total liabilities	30,626,859	28,875,147

Commitments and Contingencies

SHAREHOLDERS’ DEFICIT:
Preferred shares, no par value	-	-
Common shares, no par value	113,668,376	113,668,376
Additional paid-in capital	18,001,063	18,269,589
Accumulated deficit	(138,114,927)	(136,876,313)
Accumulated other comprehensive loss	(876,606)	(861,074)
Total shareholders’ deficit	(7,322,094)	(5,799,422)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$23,304,765	$23,075,725

WORKSTREAM INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended November 30, 2009 and 2008
(Unaudited)

	Three Months Ended		Six Months Ended
	November 30		November 30,
	2009	2008	2009	2008
Revenues:
Software	$1,739,128	$1,838,082	$3,345,455	$3,631,979
Professional services	273,567	509,169	507,905	1,231,140
Rewards	2,096,257	1,435,089	3,520,071	2,954,004
Career networks	921,167	1,361,983	1,868,433	2,880,086
Revenues, net	5,030,119	5,144,323	9,241,864	10,697,209

Cost of revenues	1,732,050	1,499,342	3,021,738	3,101,812

Gross profit	3,298,069	3,644,981	6,220,126	7,595,397

Operating expenses:
Selling and marketing	545,513	1,128,676	1,002,181	2,431,283
General and administrative	1,971,921	2,052,077	3,993,777	4,977,563
Research and development	341,148	985,159	770,287	2,287,260
Amortization and depreciation	300,924	446,092	582,701	926,867
Total operating expenses	3,159,506	4,612,004	6,348,946	10,622,973

Operating income / (loss)	138,563	(967,023)	(128,820)	(3,027,576)

Other income / (expense):
Interest income and expense, net	(887,502)	(351,025)	(1,401,577)	(347,435)
Change in fair value of warrants and derivative	364,226	-	787,693	-
Other income and expense, net	43,620	(47,297)	42,018	(87,721)
Other expense, net	(479,656)	(398,322)	(571,866)	(435,156)

Loss before income tax benefits / (expense)	(341,093)	(1,365,345)	(700,686)	(3,462,732)

Income tax expense	(39)	15,725	(328)	61,530

NET LOSS	$(341,132)	$(1,349,620)	$(701,014)	$(3,401,202)

Loss per share - basic and diluted	$(0.01)	$(0.02)	$(0.01)	$(0.06)

Weighted average number of common shares outstanding - basic and diluted	56,997,415	55,120,140	56,995,352	53,766,928

WORKSTREAM INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended November 30, 2009 and 2008
(Unaudited)

	Six Months Ended
	November 30,
	2009	2008
Cash flows used in operating activities:
Net loss	$(701,014)	$(3,401,202)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	582,701	926,867
Leasehold inducement amortization	4,778	(30,497)
Provision for bad debt	198,642	465,999
Stock related compensation	70,274	132,702
Change in fair value of warrants and derivative	(787,693)	-
Net change in components of working capital:
Accounts receivable	(1,034,189)	(314,412)
Prepaid expenses and other assets	6,977	187,819
Accounts payable	(639,262)	(723,545)
Accrued liabilities	2,049,734	506,520
Accrued compensation	149,019	(318,951)
Deferred revenue	74,043	173,093
Net cash used in operating activities	(25,990)	(2,395,607)

Cash flows provided by (used in) investing activities:
Purchase of equipment	(106,761)	(1,922)
Proceeds from sale of short-term investments	-	9,091
Net cash provided by (used in) investing activities	(106,761)	7,169

Cash flows provided by (used in) financing activities:
Payment of costs associated with re-financing of senior secured notes	(135,788)	-
Repayment of long-term obligations	(164,573)	(232,748)
Net cash used in financing activities	(300,361)	(232,748)

Effect of exchange rate changes on cash and cash equivalents	(17,022)	69,410

Net decrease in cash and cash equivalents	(450,134)	(2,551,776)
Cash and cash equivalents - beginning of period	1,643,768	3,435,337

Cash and cash equivalents - end of period	$1,193,634	$883,561

Supplemental schedule of non-cash investing and financing activities:
Equipment acquired under capital leases	$191,298	$-
Cumulative effect of change in accounting principle for warrant classification	$876,400	$-
Exchange of warrant liability for senior secured notes payable	$-	$19,000,000
Non-cash issuance of common stock in connection with the settlement of class action lawsuits	$-	$600,000

WORKSTREAM INC.
EBITDA (AS ADJUSTED)
For the Three and Six Months Ended November 30, 2009 and 2008
(Unaudited)

	Three Months Ended		Six Months Ended
	November 30,		November 30,
	2009	2008	2009	2008

Net loss, as reported under US GAAP	$(341,132)	$(1,349,620)	$(701,014)	$(3,401,202)

Effects of certain transactions:
Interest income and expense, net	887,502	351,025	1,401,577	347,435
Income tax expense	39	(15,725)	328	(61,530)
Amortization and depreciation	300,924	446,092	582,701	926,867
Stock related compensation	35,119	39,015	70,274	132,702
Change in fair value of warrants and derivative	(364,226)	-	(787,693)	-
Other income and expense, net	(43,620)	47,297	(42,018)	87,721

EBITDA, as adjusted	$474,606	$(481,916)	$524,155	$(1,968,007)

EBITDA is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  EBITDA is commonly defined as earnings before interest, taxes, depreciation and amortization.   We believe that EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities including non-cash transactions.  We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations.  All companies do not calculate EBITDA in the same manner, and EBITDA as presented by Workstream may not be comparable to EBITDA presented by other companies.  Workstream defines EBITDA as earnings or loss from continuing operations before interest, taxes, depreciation and amortization, other income and expense, including effects of foreign currency gains or losses, non-cash stock related compensation, gain or loss on asset disposals or impairment, merger and acquisition costs, and non-recurring goodwill impairment, if applicable.